Exhibit 10.1

SECOND AMENDMENT  TO  LOAN AGREEMENT

Dated  as of August 8, 2014 among

ONE PARK BOULEVARD, LLC,  as  Borrower

and

SUNSTONE PARK LESSEE, LLC,  as Operating Lessee

and

MUFG UNION  BANK, N.A.,  as  Agent

and

MUFG UNION  BANK, N.A.,  as a Lender

and

COMPASS  BANK,  as a Lender

and

CIBC INC.,  as a Lender

SECOND AMENDMENT  TO  LOAN AGREEMENT

This SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) dated as of August 8, 2014 (the “Effective Date”), by  and among ONE PARK BOULEVARD, LLC, a Delaware limited liability company, having offices at 120 Vantis,  Suite 350, Aliso Viejo,  California 92656 (“Borrower”), SUNSTONE PARK LESSEE, LLC, a Delaware limited liability company, having offices at 120 Vantis, Suite 350, Aliso Viejo,  California 92656 (“Operating Lessee”; Borrower and Operating Lessee are each sometimes referred to as a “Loan Party” and collectively  as “Loan Parties”), MUFG UNION BANK, N.A. (f/k/a Union Bank, N.A.), a national banking association, having an office at 230 Park Avenue, New York, New York 10169, as agent for Lenders (as defined in the Loan Agreement (as defined below)) (in its capacity as  agent, together with its permitted successors and assigns, “Agent”), MUFG UNION  BANK, N.A., a  national banking association, having an office  at 230 Park Avenue, New York, New York 10169, as a Lender (“Union  Bank”), CIBC INC., a  Delaware  corporation, having offices at 425 Lexington Avenue, 4th Floor, New York, New York 10017, as a Lender (“CIBC”), and COMPASS  BANK, an Alabama banking corporation, having offices at 8333 Douglas Avenue, Suite 505, Dallas, Texas 75225, Attention:  Commercial  Real Estate Lending, as a Lender (“Compass”).

W I T N E S S E T H:

WHEREAS, Loan Parties and Aareal Capital Corporation (“ACC”), as the initial Agent and the initial Lender (as joined into by Union Bank (as successor-in- interest to PB (USA) Realty  Corporation), CIBC, Compass and Aareal Bank AG, a German  banking corporation (“ABAG”),  as Lenders), entered into that certain Loan Agreement dated as of April 15, 2011, as amended by that certain First Amendment to Loan Agreement dated as of July 17, 2012 (the “First Amendment”) (as so amended, the “Existing Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Existing Loan Agreement, as amended hereby), pursuant to which ACC  agreed to make a loan to Borrower in the original principal amount of $240,000,000, of which amount $229,449,512.56 remains outstanding as of the date hereof (the  “Existing Loan”);

WHEREAS, in connection with the Existing Loan, in addition to the Existing Loan  Agreement, Loan  Parties and Sponsors entered into other Loan Documents (as defined in the Existing Loan Agreement) (the “Existing Loan Documents”; the Existing Loan Documents, as amended  by the Modification Documents (as defined below), the “Loan Documents”);

WHEREAS, immediately prior to the execution of this Amendment, (a)  each of ACC and ABAG assigned all of its respective interest under the Existing Loan Agreement and the Existing Loan Documents as a Lender in portions to each of Union Bank and Compass pursuant to those certain Assignments and Acceptances dated as of the date hereof and (b)  ACC resigned as  Agent pursuant to Section 9.13(a) of the Existing Loan Agreement (the Loan Parties and the Lenders at the time having waived any notice requirements set forth in said Section 9.13(a) with respect to such resignation) and the Requisite Lenders appointed Union Bank as successor Agent to ACC, in each  case, pursuant to that certain letter dated as of the date hereof from ACC to  Requisite Lenders, and acknowledged and agreed to by Requisite Lenders and Loan Parties, such that (i) Union Bank, CIBC and Compass currently constitute all Lenders and (ii) Union Bank constitutes the sole Agent;

WHEREAS, the parties hereto desire to enter into this Amendment (i) to confirm ACC’s resignation as Agent and the appointment of Union Bank as Agent, (ii) to reflect each of ACC’s and ABAG’s assignment of all of its interest under the Existing Loan Agreement as a Lender in portions to each of Union Bank, CIBC and  Compass and  (iii) to amend the Existing Loan Agreement in other  respects (the Existing Loan Agreement, as  amended  by this Amendment, the  “Loan  Agreement”);  and

WHEREAS, in connection with the amendment of the Existing Loan Agreement, Loan Parties, Sponsors, Hilton Management, Lenders and/or Agent are,  concurrently herewith, entering into the following documents and agreements, all dated  as of the date hereof:   (i) a Second Substitute Promissory Note made by Borrower in favor of Union Bank in the principal amount of $76,483,170.90; (ii) a Second  Substitute Promissory Note made by  Borrower in favor of CIBC in the principal  amount of $76,483,170.77; (iii) a  Second Substitute  Promissory Note made by  Borrower in  favor of Compass in the principal  amount of $76,483,170.89; (iv) a First Amendment to Leasehold and Subleasehold Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents and Assignment of Leases and Rents among Loan Parties and Agent; (v) an Omnibus Amendment and Reaffirmation of Loan Documents among Loan Parties,  Sponsors and Agent; (vi) a second Loan  Fee Letter between Borrower and Agent (the “Supplemental  Fee Letter”); and (vii) a  Reaffirmation of Manager  Subordination and  Cooperation Agreement between Hilton Management and Agent, and acknowledged  and agreed to by  Loan  Parties  (all of the foregoing,  collectively, the  “Modification Documents”).

NOW, THEREFORE,  for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby  acknowledged  by the parties hereto, Loan Parties, Agent and Lenders do hereby agree  as follows:

ARTICLE I.

AMENDMENT  TO  THE  EXISTING LOAN AGREEMENT

SECTION 1.1 Agent. The parties  hereto  consent,  acknowledge  and agree that as of the date hereof ACC has resigned as Agent (the Loan Parties and Lenders having waived  any  notice  requirements set  forth in Section 9.13(a) of the Existing Loan  Agreement with respect to such  resignation) and Union Bank has been designated  as the successor Agent to ACC.

SECTION 1.2 Definitions.

(a) The following definitions set forth in Section 1.1 of the Existing Loan Agreement are  amended to include the First Amendment, this Amendment and the Modification Documents, as applicable:  (i) “Loan Agreement”; (ii) “Loan Documents” (including in any document defined in such definition); and (iii) “Security  Documents” (including in any document defined in such  definition).

(b) The following definitions set forth in Section 1.1 of the Existing Loan Agreement are amended as  follows:

(i)The definition of  “Authorized Agent Representative” is amended  by deleting the text  “Joseph Kelly” therefrom and replacing it with the text  “Lisa Miller”.

(ii)Clause  (b) of the definition of  “Cash Sweep  Condition” is amended  by deleting the text  “1.40:1.00” therefrom  and replacing it with the text  “1.35:1.00”.

(iii)The  definition of “Eligible Assignee” is amended  by inserting the text “not on a Government List,” immediately prior to the text “not an Affiliate of Loan  Parties or Sponsor” therein.

(iv)The definition of  “Permitted Encumbrances” is amended  by inserting the  following text  at the  end of such definition: “and (vii) the ENA”.

(c) The following definitions set forth in Section 1.1 of the Existing Loan Agreement are amended and restated in their entirety by the following:

“LIBOR” means, (a) the average rate of interest per annum equal to the London Interbank Offered Rate or LIBOR promulgated by the Intercontinental Exchange Benchmark Administration Ltd. (“ICE”, or the successor thereto if ICE is no longer  making a London Interbank Offered  Rate available)  for the equivalent LIBOR Rate Period as published by  Bloomberg  (or such other commercially  available source providing quotations of ICE LIBOR as designated by Agent from time to time) at  approximately 11:00 a.m.  (London time) two  (2) Business Days before the first day of the applicable LIBOR Rate Period for a period of time comparable to the applicable LIBOR  Rate Period, (b) if the foregoing method is not available and no such rate is ascertainable as of 11:00 a.m. (London  time)   on  such   determination  date,   Agent  shall  request  the principal London office of any  four (4) major reference banks in the  London  interbank  market   selected    by  Agent  to   provide  such   bank’s offered quotation (expressed as a  percentage per annum) to prime banks in the London interbank market for deposits in U.S. Dollars for a period of time equivalent to the applicable LIBOR Rate Period as of 11:00 a.m. (London time) on such determination date for the amounts of not less than $1,000,000 and if at least two (2) such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations; and if fewer than two (2) such quotations are so provided, Agent shall request any three major banks in New York City  selected by  Agent to provide such bank’s  rate (expressed as a percentage per annum) for loans in U.S. Dollars to leading European  banks for a period of time equivalent to the applicable LIBOR Rate Period as of approximately 11:00 a.m. (New York City time) on  the  applicable determination date for amounts of not less than $1,000,000 and if at least two (2) such rates are  so provided, LIBOR shall be the arithmetic mean of such  rates  or  (c) if the foregoing methods are not available and no such rate is ascertainable, then at a  rate reasonably determined  by Agent.

“LIBOR Rate Period” means for any  Loan Portion, each period for the computation of Interest on a Loan Portion at a LIBOR Rate.   Subject to Section 2.3(e), each LIBOR Rate Period shall have a duration of one (1),   three   (3) or

six   (6) month(s)  (in  each   case,   subject   to  general  availability), as selected by  Borrower in accordance with Section 2.3(a) and/or Section 2.3(c), or such other period as Borrower and Lenders shall agree.   Notwithstanding the foregoing, in the case of a LIBOR Rate  Period which would otherwise end after the date which is the Maturity Date, such LIBOR Rate  Period shall have a duration equal to the period commencing on the effective  date of such LIBOR Rate Period and ending on and including the Maturity Date.   Each LIBOR Rate Period shall commence with respect to any outstanding  principal of the Loan, on any  date selected  by   Borrower   in  accordance   with  Section 2.3;  provided,  however,   that notwithstanding anything in this definition of LIBOR Rate Period to the contrary, (i) if any LIBOR Rate Period would otherwise end on a day which is not a LIBOR Banking Day, such LIBOR Rate  Period shall be  extended to the next succeeding LIBOR Banking Day, unless the result of such extension would be to carry such LIBOR Rate Period over into another calendar month, in which event such LIBOR Rate  Period shall end on the immediately preceding LIBOR Banking Day and (ii) any LIBOR Rate Period that begins on the last LIBOR Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Rate Period) shall end on the last LIBOR Banking  Day of the calendar month during which the LIBOR Rate Period would otherwise expire  (e.g., one (1), three (3) or six  (6) month(s)).

“Loan Fee Letter” means that certain Loan Fee Letter dated as of August 8, 2014 between Agent and Borrower.

“Loan  Parties’ Certificate” means that certain Loan Parties’ Certificate dated as of  August 8, 2014 made by  Loan Parties in favor of Agent.

“Margin” means two and one-quarter of one percent (2.25%) per annum.

“Maturity Date” means August 8, 2019, or such earlier date as the  entire principal amount of the Loan shall become due and payable by  acceleration or otherwise pursuant to the terms of the Loan Documents.

“Note” means, individually or collectively, as the context may  require, (i) that certain Second Substitute Promissory Note made by  Borrower  in favor of Union Bank in the principal  amount of $76,483,170.90, (ii) that certain Second Substitute Promissory Note made by  Borrower  in favor of CIBC  Inc. in the principal  amount of $76,483,170.77 and (iii) that certain Second Substitute Promissory Note made by Borrower in favor of Compass Bank in the principal amount of $76,483,170.89, in each case dated  as of August 8, 2014.

“Permitted  Prepayment Date” means August 8, 2015.

“Requisite Lenders” means, at any time, non-Defaulting Lenders having Commitments representing  at least sixty six-percent (66%) of the total Commitments of all non-Defaulting Lenders at such time and, provided there  are two (2) or more non-Defaulting Lenders at such time, not less than two (2) Lenders.

(d) The following definitions are  added to Section 1.1 of the Existing Loan Agreement in alphabetical  order (and such terms shall also have such definitions in this Amendment):

“Basel III” has the meaning set  forth in Section 2.12(b) hereof.

“ENA” means that certain Exclusive Negotiating Agreement dated  as of April 10, 2012 between the San Diego Unified  Port District and Borrower.

“Union Bank” means MUFG Union Bank, N.A., its successors or assigns by merger, consolidation, sale of  all or substantially all of its assets or interests in one or a series of related transactions or other corporate reorganization.

(e) The following definitions from Section 1.1 of the Existing Loan Agreement are deleted in their entirety  and all references to such terms in the Existing Loan Agreement and the Existing Loan Documents are deleted in their entirety:  “Debt Service   Coverage   Ratio”,  “Default  DSCR”,   “Default  DSCR   Letter   of  Credit”,   “Par Prepayment Date”,  “Prepayment Fee” and “Reference Banks”.   In connection therewith:

(i)The text “Default DSCR or” is deleted in its entirety from the definition of  “Spread Maintenance Premium” in the Existing Loan  Agreement;

(ii)The text “Prepayment Fee or other” or “the Prepayment Fee or other,” as applicable, is deleted in its entirety  from (a) the first sentence of Section 2.4(f) of the Existing Loan Agreement, (b) the last sentence  of  Section 2.6 of the Existing Loan   Agreement,  (c)   the  first  sentence   of  Section  2.12(e)   of   the  Existing  Loan Agreement, (d) the second sentence of Section 6.12(h) of the Existing Loan Agreement, and (e) the  first sentence of Section 6.13(c)(i) of the Existing Loan  Agreement;

(iii)The last sentence of Section 2.4(f) of the Existing Loan Agreement is deleted in its entirety;

(iv)The last sentence of Section 2.4(g) of the Existing Loan Agreement is deleted in its entirety;

(v)The  text   “without  a   Prepayment  Fee,”  is  deleted   in  its entirety from the  first sentence of Section 2.12(g) of the Existing Loan  Agreement;

(vi)The last sentence of Section 3.2(a) of the Existing Loan Agreement is deleted in its entirety;

(vii)Clause (ii) of Section 6.1(c) of the Existing Loan Agreement is amended  and restated in its entirety  by the following text: “(ii) intentionally omitted”;

(viii)The text “the Prepayment Fee (unless an Event of Default shall then be continuing, in which event the Prepayment Fee shall be due and payable) or any other” is deleted in its entirety  from Section 6.13(c)(iv)  of the Existing Loan Agreement and replaced with the text  “any”;

(ix)The first parenthetical of Section 7.2 of the Existing Loan Agreement is amended and restated in its entirety by the following text: “(including, with respect to any  acceleration prior to the Permitted Prepayment Date, the Spread Maintenance Premium applicable thereto)”;  and

(x)The  text   “Debt  Service   Coverage   Ratio”  and  “Default DSCR   Letter   of  Credit,”   is  deleted   in  its  entirety from  Section  9.5(b)(ii)(A)  of  the Existing Loan  Agreement.

SECTION 1.3 Reversion to One-Month  LIBOR Rate. Section 2.3(d) of the Existing Loan Agreement is amended and restated in its entirety by the following text:

“(d)Reversion to One-Month LIBOR Rate.   If an Authorized Loan  Parties’ Representative fails to timely notify an Authorized Agent Representative in accordance with Section 2.3(a)(i),  (c) or  (e) of Borrower’s election of a LIBOR Rate or Base  Rate for any  Loan Portion with an expiring LIBOR  Rate Period or fails to provide all of the information required by Section 2.3(c) or (e) for the election of a LIBOR Rate, the Applicable Interest Rate on such Loan Portion shall, provided that no Event of  Default shall then exist, automatically upon the expiration of such LIBOR Rate Period convert to a LIBOR Rate having a LIBOR Rate Period of one (1) month or, if such one-month LIBOR Rate Period would end after the Maturity  Date, a LIBOR Rate Period having a duration equal to the period commencing upon the expiration of such  expiring LIBOR Rate Period and ending on and including the Maturity Date, subject to the proviso in the definition of “LIBOR Rate Period”  herein.”.

SECTION 1.4 Manner of Payment. The second sentence of Section 2.5(a) of the Existing Loan Agreement is amended and restated in its entirety  by the  following text:

“Such sums shall be payable by wire transfer to the credit of Agent, at Union Bank, N.A., ABA  # 122 000 496, Account # 77070196431, Account Name:  CLO Wire Transfer  Clearing, Reference:  One  Park  Boulevard, LLC, or to such other account or address as Agent may  from time to time designate in writing to Borrower.”.

SECTION 1.5 Increased  Costs  and Capital Adequacy.

(a) Clause  (i) of Section 2.12(b) of the Existing Loan Agreement is amended  and restated in its entirety by the following text:

“(i) any change after the date hereof in the general application of any law, rule, regulation or guideline adopted or arising out of (y) the June 2006 report of the Basel Committee on  Banking Regulations and  Supervisory  Practices entitled  “Basel II:  International Convergence of  Capital Measurement and Capital  Standards: a  Revised  Framework - Comprehensive Version”, or (z) the reports and supporting documentation of the Basel Committee on Banking Supervision commonly  referred to as the Basel III  accord (“Basel III”), in  each case together with any  amendments thereto, or any  change in the interpretation or administration thereof by  any domestic or foreign Governmental Authority, central bank or comparable agency  charged with the interpretation or administration thereof,”.

(b) The  penultimate  sentence   of  Section  2.12(b)  of   the  Existing Loan Agreement is amended  and restated in its entirety by the  following text:

“Notwithstanding the foregoing, any  change based on the reports and supporting documentation of Basel III, together with any  amendments thereto, shall not be deemed to have occurred on or prior to the date hereof.”.

SECTION 1.6 Interest  Rate Protection Agreement.

(a) Borrower shall keep in full force and effect the Interest  Rate  Protection Agreement existing as of the date hereof with Commonwealth Bank of Australia that  expires on April 15, 2015  (Transaction ID 700217)  (the “Existing Interest Rate Protection Agreement”).

(b) Prior to or concurrently with the expiration of the Existing Interest Rate Protection Agreement or any  Subsequent Interest Rate Protection Agreement, Borrower shall enter into, and satisfy  all conditions precedent to the effectiveness of, one or more subsequent Interest Rate Protection Agreements (collectively, the “Subsequent Interest Rate  Protection Agreement”) in an aggregate notional amount equal to one-half (i.e., 50%) of the then outstanding principal  amount of the Loan for a minimum term of  at least one (1) year commencing on the expiration date of the Existing Interest Rate Protection Agreement or such  Subsequent Interest  Rate Protection Agreement and which otherwise satisfy the requirements of Section 2.7(a) of the Existing Loan Agreement, provided    that,  with  respect   to  the  requirements   set   forth  in  Section  2.7(a)(i)  of  the Existing Loan Agreement, any such Subsequent Interest Rate Protection Agreement shall protect Borrower  against upward fluctuations of an Applicable Interest Rate which is LIBOR (as distinguished from the LIBOR Rate) applicable to a LIBOR Rate Period of one (1) month (as opposed to three (3) months) in excess of the amount which would cause the LIBOR Rate  to exceed four and one-quarter percent (4.25%) (as opposed to three and three-quarter percent (3.75%)) per annum for a minimum of at least one (1)  year.   If any  Subsequent Interest Rate Protection Agreement expires prior to the Maturity Date, Borrower shall, prior to or concurrently  with the expiration of such Subsequent Interest  Rate Protection Agreement, enter into a new  Subsequent Interest Rate Protection Agreement that otherwise satisfies the requirements of Section 2.7(a) of the Existing Loan Agreement, as modified by this Section 1.6(b).   For the avoidance of ambiguity,  and subject to Section 2.7(e) of the Existing Loan  Agreement, Borrower shall maintain an  Interest Rate Protection Agreement in full force and effect until the Maturity Date and Borrower’s failure to maintain an Interest Rate Protection Agreement pursuant to this  Section 1.6(b) during the term of the Loan shall, subject to the provisions of Section 2.7(c) of the Existing Loan  Agreement, be deemed to be a breach of Borrower’s obligation to maintain an Interest Rate Protection Agreement pursuant to Section 2.7 of the Existing Loan  Agreement.

SECTION 1.7 Letters of Credit. The third sentence of Section 3.6(c) of the Existing Loan Agreement is amended and restated in its entirety by the following text:

“Any such application to the Obligations after an Event of Default which occurs prior to the  Permitted Prepayment Date shall be subject to the Spread Maintenance Premium to the extent of the principal reduction and further, only to the extent that in such circumstances the Spread Maintenance Premium would otherwise be payable under the terms of this Loan  Agreement.”.

SECTION 1.8 Patriot Act. Section 5.33 of the Existing Loan Agreement is amended  by inserting the following text after the text “whether directly or indirectly” therein:

“(but excluding any Person who owns an indirect interest in a Loan Party  as a result of ownership of an interest in any  Person that is listed on a public exchange in the  United  States of America and subject to regulation by the United  States  Securities  and Exchange Commission)”.

SECTION 1.9 Ground Lease. The second sentence of Section 5.37 of the Existing Loan Agreement is amended and restated in its entirety  by the following text:

“Subject to the conditions set forth in  Section 8 of the Ground Lease, the Ground Lease permits the interest of Borrower thereunder to be  encumbered  by a mortgage.”.

SECTION 1.10 Proof of Required Insurance to Agent. The first sentence of Section 6.11(c) of the Existing Loan Agreement is amended by inserting the following text  at the  end thereof:

“; provided, further, however, that in the event that Loan  Parties notify Agent that Loan Parties are unable to deliver certified copies of such Insurance  Policies to Agent, Loan Parties shall make  certified copies of such Insurance Policies available for review by Agent at the named insured’s  corporate office”.

SECTION 1.11 Debt Service Coverage Ratio. Section 6.33 of the Existing Loan Agreement is amended and restated in its entirety  by the following text: “Intentionally Omitted.”.   All references in the Existing Loan Agreement to said Section

6.33 shall be disregarded.

SECTION 1.12 Event of Default. Clause (vi) of Section 7.1(o) of the Existing Loan Agreement is amended and restated in its entirety by the following text: “(vi) intentionally omitted;”.

SECTION 1.13 Assignments and Participations. Clause (a) of Section 8.1 of the Existing Loan Agreement is amended by inserting the following text after the text “, in which case the prior unanimous consent of all  Lenders shall be required” therein:

“) (provided further that in no event shall Agent consent to any such  assignment, sale, negotiation, pledge or hypothecation by any Lender to any Person that is on a Government List)”.

SECTION 1.14 Replacement of Agent. (a) In Section 1.1 of the Existing Loan  Agreement, the definition of  “Aareal” is deleted in its entirety,  and (b)(i) in Sections 6.10(h)(z), 8.8, 9.2(e), 9.3, 10.11 of the Existing Loan Agreement and (ii) in Schedules 2.7 and 8.5 of the Existing Loan Agreement, the text “Aareal”  and “Aareal  Bank AG”, as applicable, in each place that it appears, is amended and restated with the text  “Union Bank”.

SECTION 1.15 Notice Addresses.

(a) The addresses for notices to Loan Parties set forth in Section 10.11 of the Existing Loan  Agreement are  amended to be the  following:

c/o Hilton Worldwide, Inc.
7930 Jones  Branch  Drive,  Suite 1100
McLean, Virginia 22102
Attention:  Treasurer with

a  copy to:

c/o Hilton Worldwide, Inc.
7930 Jones  Branch  Drive,  Suite 1100
McLean, Virginia 22102
Attention:  General  Counsel  and a

copy to:

c/o Sunstone Hotel Investors, Inc.
120 Vantis, Suite 350
Aliso Viejo, California 92656
Attention:  Finance Department and a

copy to:

Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
Attention:  Bruce P.  Shepherd, Esq.

(b) The addresses for notices to Agent and Union Bank (as assignee of each of ACC’s and ABAG’s interest as Lender) set forth in Section 10.11 of the Existing Loan  Agreement are  amended to be the  following:

MUFG Union Bank, N.A.
230 Park Avenue
New York, New York 10169
Attention:  Portfolio Management with

a  copy to:

(prior to January 1, 2015)
Kaye Scholer LLP
425 Park Avenue
New York, New York  10022
Attention:  Warren  J.  Bernstein, Esq.

(on or after January 1, 2015)
Kaye Scholer LLP
250 West 55th Street
New York, New York  10019
Attention:  Warren  J.  Bernstein, Esq.

SECTION 1.16 Amortization Exhibit. Exhibit C of the Existing Loan Agreement is amended  and restated in its entirety by Exhibit C attached hereto.

SECTION 1.17 Insurance Requirements. Schedule 6.11 of the Existing Loan Agreement is amended  as  follows:

(a)  Clause (C) of Section (a)(i) of said Schedule 6.11 is amended by deleting the text “Twenty-Five Thousand Dollars ($25,000)” therein and replacing it with the  following text:  “Fifty Thousand Dollars  ($50,000)”.

(b) Section (a)(x) of said Schedule 6.11 is amended by deleting the text  “$25,000” therein and replacing it with the following text: “Five Hundred Thousand Dollars  ($500,000)”.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Each Loan Party hereby represents and warrants to Agent and Lenders as follows:

SECTION 2.1 Due Execution.  This Amendment and the Modification Documents to which each Loan Party is a party, have been duly executed and delivered, and all necessary actions have been taken to authorize each Loan Party to perform its obligations hereunder  and thereunder.

SECTION 2.2 Enforceability. This Amendment and the Modification Documents to which each Loan Party is a party, constitute legal, valid and binding obligations of each Loan Party, subject to principles  of equity,  bankruptcy, insolvency  and other laws generally  affecting  creditors’ rights and enforcement of debtors’ obligations.

SECTION 2.3 No Violation. The consummation of the transactions contemplated in the Existing Loan Agreement and the Existing Loan Documents, as amended hereby and by the Modification Documents, respectively, the execution and delivery  of this Amendment, the Modification Documents to which each  Loan Party is a party, and all other agreements and instruments to be executed  by each  Loan Party in connection herewith and therewith, and the performance by each Loan  Party of its obligations hereunder and thereunder, do not and will not (a) violate any  Legal   Requirement currently in effect, (b) result in a breach  of  any of the terms, conditions or provisions of, or constitute a default under any mortgage, deed of trust, indenture, agreement, permit, franchise, license, note or instrument to which any Loan  Party is a party or by which it or any  of its properties is bound to the extent that any such breach is reasonably likely to result in a Material Adverse  Effect, (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets of any Loan Party  (except as contemplated by the Loan Agreement and by the other Loan Documents) or (d) violate any provision of any organizational documents of any Loan Party.   No Loan Party is in default with respect to any Legal Requirement currently in effect  relating to its formation or organization.

SECTION 2.4 Consents. All consents, approvals,  orders  or authorizations of,  or registrations, declarations or filings with, or other actions with respect to or by,  any Governmental Authority or any party  to any  Permitted Encumbrances that are required in connection with the valid execution, delivery  and performance of this Amendment and the Modification Documents and performance  by  each  Loan  Party of the Existing Loan  Agreement and the other Existing Loan Documents, each as amended hereby  and by the Modification Documents, respectively, have been obtained  and are in full force  and effect.

SECTION 2.5Representations and Warranties.

(a) All of the representations and warranties set forth in the Existing Loan Agreement and Existing Loan Documents, each as amended hereby and by the Modification Documents, respectively, are true  and correct in all material respects as of the date hereof as if made on and as of the date hereof, except representations and warranties made  as  of a specified date.

(b) For purposes of re-making such representations, Section 5.20 of the

Existing Loan  Agreement is amended  and restated in its entirety to read  as  follows:

“Loan Parties have not dealt with any brokers or “finders” in connection with that  certain Second Amendment to Loan Agreement dated as  of August 8, 2014 among Loan  Parties, Agent and Lenders.”.

(c) For purposes of re-making such representations, Section 5.26 of the Existing Loan  Agreement is amended  and restated in its entirety to read  as  follows:

“Neither Loan Party is a party to any collective bargaining agreement other than the Agreement between Borrower and the International Union of Operating Engineers Local 501 dated as of September 1, 2010. The Agreement between  Borrower and Unite Here Local #30 (“Unite Here”) effective as of February 3, 2010 has expired. Property Manager is negotiating with Unite Here to enter into a new CBA (the “New CBA”). Except with respect to the negotiations of the New  CBA, there are no material grievances, disputes or controversies with any union or any other organization of employees at the Premises, including employees of Loan Parties, or threats of strikes, work stoppages or any  asserted pending demands for collective bargaining by any union or organization.”.

(d) For purposes of re-making such representations, the first and second sentence of Section 5.34 of the Existing Loan Agreement are amended and restated in their  entirety to read  as  follows:

“The rent roll for the  Premises dated as of August 6, 2014, heretofore delivered  by  Borrower to Agent (the “Rent Roll”), is true, correct and complete (in all material respects).  As of August 8, 2014, there are no Leases with respect to the Premises other than the Leases that are set forth on the Rent Roll.”.

(e) For purposes of re-making such representations, Sections 5.33 and 5.37 of the Existing Loan Agreement shall be deemed amended pursuant to Section 1.8 and Section 1.9 of this Amendment.

SECTION 2.6 Offsets, Defenses  and Counterclaims.  No Loan  Party  has any  offsets, defenses or counterclaims against its obligations under the Existing Loan Agreement or the Existing Loan Documents, as amended hereby and by the Modification Documents, respectively, as of the Effective Date, any  and all such offsets, defenses and counterclaims, if  any,  being waived  by Loan  Parties.

Solely for the purposes of this Article II, the term “Existing Loan Documents” shall mean, collectively, the Existing Loan Agreement, the Note, the Deed of Trust, the Assignment of Leases and  Rents, the Assignment of Agreements, the Environmental  Indemnity, the Recourse Liability  Agreement, the Loan Fee Letter, the Loan Parties’  Certificate, the UCC Financing Statements, the Manager SNDA, any  Lender Interest  Rate Protection Agreement and any Account Agreements, in each case, without giving effect to this Amendment or the Modification Documents.

ARTICLE III.

MISCELLANEOUS

SECTION 3.1 ENA. Agent and Lenders acknowledge that Agent and Lenders consented to the ENA  and the terms and conditions therein pursuant to (and for the avoidance of ambiguity, subject to the conditions set forth in) that certain letter  agreement dated as of June 13, 2012 from Borrower to the then Agent and Lenders (the “Consent Letter”) and that the Consent Letter remains in full force  and effect.   In  furtherance  of the foregoing, Agent and Lenders acknowledge that the Park  Parcel Lease Amendment (as defined in the ENA) will become effective upon satisfaction of the conditions precedent thereto set  forth in the ENA and in the Consent Letter.

SECTION 3.2 UCC Financing Statements. Loan Parties authorize Agent to file UCC Financing Statements describing Collateral to perfect Agent’s security interest in the Collateral, and Agent may describe the Collateral  as “all personal property” or “all assets” or describe specific items of Collateral.  All UCC Financing Statements filed before the date of this Amendment were authorized  by  Loan Parties and are hereby  ratified.

SECTION 3.3 Earthquake Insurance. Agent  acknowledges   and agrees that as of the date hereof Loan Parties’ have obtained, and currently maintain, earthquake insurance with a limit in the amount of $25,000,000, and that as of the date hereof such $25,000,000 limit is acceptable to Agent.

SECTION 3.4 Interest Payment. Loan Parties, Agent and Lenders  acknowledge and agree that immediately prior to the execution of this Amendment Borrower is making a  payment to ACC, as Agent, in the aggregate amount of $51,896.38 (the “Partial  Stub  Period Interest”), $34,608.78 of which shall be paid to ACC, as a  Lender, and $17,287.60 of which shall be paid to ABAG, as a Lender, in each  case, on account of Interest accruing from August 1, 2014 through and including August 8, 2014 on the principal amount of the Loan being assigned by ACC and ABAG, respectively, to Compass and Union Bank, and that Borrower shall have no further payment obligation with respect to the Partial Stub Period Interest.

SECTION 3.5 No Other Amendments. Except as amended hereby  and by the Modification Documents, the Existing Loan Agreement and the Existing Loan Documents, respectively, shall remain unmodified and in full force and effect.

SECTION 3.6 Ratification. Each Loan Party ratifies and reaffirms its obligations, indemnities and covenants made  under the Existing Loan Agreement and the Existing Loan Documents, each as amended hereby and by the Modification Documents, respectively.

SECTION 3.7 Waiver. This Amendment is not, and shall not be construed to be, a waiver or approval of or consent to any other matter or transaction, or a waiver of any Default or Event of Default of any Loan Party or any of the rights and remedies of Agent or Lenders under the Loan Agreement and the Loan Documents or otherwise.

SECTION 3.8 Headings, Etc. The headings  and captions of various Sections of this Amendment have been inserted for convenience only  and are not to be construed as defining, modifying, limiting or amplifying, in any way, the scope or intent of the provisions hereof.

SECTION 3.9 Entire Agreement. The Loan Agreement and the other Loan Documents represent the entire  agreement between the parties with respect to the subject matter thereof.

SECTION 3.10 Recitals. The recitals of this Amendment constitute a part of this Amendment.

SECTION 3.11 Governing  Law. This Amendment shall be governed by, and construed in accordance with, the substantive laws of the State of New York.  Loan  Parties, Agent and Lenders irrevocably (a) agree that  any suit, action or other legal proceeding arising out of or relating to this Amendment or the Modification Documents may be brought in the Courts of the United States of America located in the  Southern District of New York or in a state court of record in New York County, New York, (b)  consent to the jurisdiction of each such  court in any such suit, action or proceeding and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any  of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Loan  Parties irrevocably consent to the service of any  and all process in any such suit, action or proceeding by service of copies of such process to Loan Parties at their address provided in Section 10.11 of the Loan Agreement. Nothing in this Section 3.11, however, shall affect the right of Agent to serve legal process in any other manner permitted by law or  affect the right of  Agent to bring  any suit, action or proceeding against Loan Parties or their property in the  courts of  any other jurisdictions.

SECTION 3.12 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. A copy of an executed  counterpart of this Amendment that is transmitted by  facsimile or email in .PDF or .TIF  (or other similar)  format shall constitute  an original  for  all purposes.

[Remainder of Page Intentionally Left Blank; Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed  and delivered  by their respective duly authorized officers as of the day and year first above written.

LOAN PARTIES: ONE PARK BOULEVARD, LLC, a Delaware limited liability company
By:	/s/ Bryan A. Giglia
Name: Bryan A. Giglia Title: Authorized Signatory

SUNSTONE PARK LESSEE, LLC, a Delaware limited liability company
By:	/s/ Bryan A. Giglia
Name: Bryan A. Giglia Title: Authorized Signatory

[Signatures continue on the following page]

AGENT: MUFG UNION BANK, N.A., a national banking association, as Agent
By:	/s/ Andrew E. Woodtli
Name: Andrew E. Woodtli Title: Senior Director

[Signatures continue on the following page]

LENDERS: MUFG UNION BANK, N.A., a national banking association
By:	/s/ Andrew E. Woodtli
Name: Andrew E. Woodtli Title: Senior Director

CIBC INC., a Delaware corporation
By:
Name: Title:

COMPASS BANK, an Alabama banking corporation
By:
Name: Title:

LENDERS: MUFG UNION BANK, N.A., a national banking association
By:
Name: Title:

CIBC INC., a Delaware corporation
By:	/s/ John Lindathal
Name: John Lindathal Title: Managing Director

COMPASS BANK, an Alabama banking corporation
By:
Name: Title:

LENDERS: MUFG UNION BANK, N.A., a national banking association
By:
Name: Title:

CIBC INC., a Delaware corporation
By:
Name: Title:

COMPASS BANK, an Alabama banking corporation
By:	/s/ Don Byerly
Name: Don Byerly Title: Senior Vice President

EXHIBIT C

Required Amortization Payments

[See Attached]

Principal	Interest Rate	Term (Months)	Monthly Payment
229,449,512.56	6.00%	360	1,375,665.76

Month	Beginning	Monthly		Principal	Ending	Yearly	%
	Balance	Payment	Interest	Reduction	Balance	Reduction	Amortized
9/1/2014	229,449,512.56	1,375,665.76	1,147,247.56	228,418.20	229,221,094.36
10/1/2014	229,221,094.36	1,375,665.76	1,146,105.47	229,560.29	228,991,534.07
11/1/2014	228,991,534.07	1,375,665.76	1,144,957.67	230,708.09	228,760,825.98
12/1/2014	228,760,825.98	1,375,665.76	1,143,804.13	231,861.63	228,528,964.35
1/1/2015	228,528,964.35	1,375,665.76	1,142,644.82	233,020.94	228,295,943.41
2/1/2015	228,295,943.41	1,375,665.76	1,141,479.72	234,186.04	228,061,757.37
3/1/2015	228,061,757.37	1,375,665.76	1,140,308.79	235,356.97	227,826,400.40
4/1/2015	227,826,400.40	1,375,665.76	1,139,132.00	236,533.76	227,589,866.64
5/1/2015	227,589,866.64	1,375,665.76	1,137,949.33	237,716.43	227,352,150.21
6/1/2015	227,352,150.21	1,375,665.76	1,136,760.75	238,905.01	227,113,245.20
7/1/2015	227,113,245.20	1,375,665.76	1,135,566.23	240,099.53	226,873,145.67	Year 1 Total
8/1/2015	226,873,145.67	1,375,665.76	1,134,365.73	241,300.03	226,631,845.64	2,817,666.92	1.2%
9/1/2015	226,631,845.64	1,375,665.76	1,133,159.23	242,506.53	226,389,339.11
10/1/2015	226,389,339.11	1,375,665.76	1,131,946.70	243,719.06	226,145,620.05
11/1/2015	226,145,620.05	1,375,665.76	1,130,728.10	244,937.66	225,900,682.39
12/1/2015	225,900,682.39	1,375,665.76	1,129,503.41	246,162.35	225,654,520.04
1/1/2016	225,654,520.04	1,375,665.76	1,128,272.60	247,393.16	225,407,126.88
2/1/2016	225,407,126.88	1,375,665.76	1,127,035.63	248,630.13	225,158,496.75
3/1/2016	225,158,496.75	1,375,665.76	1,125,792.48	249,873.28	224,908,623.47
4/1/2016	224,908,623.47	1,375,665.76	1,124,543.12	251,122.64	224,657,500.83
5/1/2016	224,657,500.83	1,375,665.76	1,123,287.50	252,378.26	224,405,122.57
6/1/2016	224,405,122.57	1,375,665.76	1,122,025.61	253,640.15	224,151,482.42
7/1/2016	224,151,482.42	1,375,665.76	1,120,757.41	254,908.35	223,896,574.07	Year 2 Total
8/1/2016	223,896,574.07	1,375,665.76	1,119,482.87	256,182.89	223,640,391.18	2,991,454.46	1.3%
9/1/2016	223,640,391.18	1,375,665.76	1,118,201.96	257,463.80	223,382,927.38
10/1/2016	223,382,927.38	1,375,665.76	1,116,914.64	258,751.12	223,124,176.26
11/1/2016	223,124,176.26	1,375,665.76	1,115,620.88	260,044.88	222,864,131.38
12/1/2016	222,864,131.38	1,375,665.76	1,114,320.66	261,345.10	222,602,786.28
1/1/2017	222,602,786.28	1,375,665.76	1,113,013.93	262,651.83	222,340,134.45
2/1/2017	222,340,134.45	1,375,665.76	1,111,700.67	263,965.09	222,076,169.36
3/1/2017	222,076,169.36	1,375,665.76	1,110,380.85	265,284.91	221,810,884.45
4/1/2017	221,810,884.45	1,375,665.76	1,109,054.42	266,611.34	221,544,273.11
5/1/2017	221,544,273.11	1,375,665.76	1,107,721.37	267,944.39	221,276,328.72
6/1/2017	221,276,328.72	1,375,665.76	1,106,381.64	269,284.12	221,007,044.60
7/1/2017	221,007,044.60	1,375,665.76	1,105,035.22	270,630.54	220,736,414.06	Year 3 Total
8/1/2017	220,736,414.06	1,375,665.76	1,103,682.07	271,983.69	220,464,430.37	3,175,960.81	1.4%
9/1/2017	220,464,430.37	1,375,665.76	1,102,322.15	273,343.61	220,191,086.76
10/1/2017	220,191,086.76	1,375,665.76	1,100,955.43	274,710.33	219,916,376.43
11/1/2017	219,916,376.43	1,375,665.76	1,099,581.88	276,083.88	219,640,292.55
12/1/2017	219,640,292.55	1,375,665.76	1,098,201.46	277,464.30	219,362,828.25
1/1/2018	219,362,828.25	1,375,665.76	1,096,814.14	278,851.62	219,083,976.63
2/1/2018	219,083,976.63	1,375,665.76	1,095,419.88	280,245.88	218,803,730.75
3/1/2018	218,803,730.75	1,375,665.76	1,094,018.65	281,647.11	218,522,083.64
4/1/2018	218,522,083.64	1,375,665.76	1,092,610.42	283,055.34	218,239,028.30
5/1/2018	218,239,028.30	1,375,665.76	1,091,195.14	284,470.62	217,954,557.68
6/1/2018	217,954,557.68	1,375,665.76	1,089,772.79	285,892.97	217,668,664.71
7/1/2018	217,668,664.71	1,375,665.76	1,088,343.32	287,322.44	217,381,342.27	Year 4 Total
8/1/2018	217,381,342.27	1,375,665.76	1,086,906.71	288,759.05	217,092,583.22	3,371,847.15	1.5%
9/1/2018	217,092,583.22	1,375,665.76	1,085,462.92	290,202.84	216,802,380.38
10/1/2018	216,802,380.38	1,375,665.76	1,084,011.90	291,653.86	216,510,726.52
11/1/2018	216,510,726.52	1,375,665.76	1,082,553.63	293,112.13	216,217,614.39
12/1/2018	216,217,614.39	1,375,665.76	1,081,088.07	294,577.69	215,923,036.70
1/1/2019	215,923,036.70	1,375,665.76	1,079,615.18	296,050.58	215,626,986.12
2/1/2019	215,626,986.12	1,375,665.76	1,078,134.93	297,530.83	215,329,455.29
3/1/2019	215,329,455.29	1,375,665.76	1,076,647.28	299,018.48	215,030,436.81
4/1/2019	215,030,436.81	1,375,665.76	1,075,152.18	300,513.58	214,729,923.23
5/1/2019	214,729,923.23	1,375,665.76	1,073,649.62	302,016.14	214,427,907.09
6/1/2019	214,427,907.09	1,375,665.76	1,072,139.54	303,526.22	214,124,380.87
7/1/2019	214,124,380.87	1,375,665.76	1,070,621.90	305,043.86	213,819,337.01	Year 5 Total
8/1/2019	213,819,337.01	1,375,665.76	1,069,096.69	306,569.07	213,512,767.94	3,579,815.28	1.6%